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                                                                  EXHIBIT 99(c)


                             STAN-SHAW CORPORATION

                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD _________________, 1995
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



          The undersigned hereby appoints Messrs. Raymond L. Crebs and Gerald E. Horton, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each (the "Proxies"), to attend and act as proxy or proxies of the undersigned at the Special Meeting of Shareholders (the "Special Meeting") of Stan-Shaw Corporation (the "Company") to be held at 1595 Spruce Street, Riverside, California, on _________, _____________, 1995, at __:00 a.m. or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

          1. APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION. To approve the Agreement and Plan of Reorganization dated as of December 7, 1994 among the Company, Directors Insurance Service, Directors Mortgage Loan Corporation and Norwest Corporation, and the applicable Agreement of Merger.

        FOR  [_]              AGAINST  [_]                ABSTAIN   [_]

         THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE APPROVAL OF
                 THE AGREEMENT AND PLAN OF REORGANIZATION AND
                            THE AGREEMENT OF MERGER

          2. OTHER BUSINESS. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Special Meeting.

         IMPORTANT -- PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN
             THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
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This Proxy when properly executed shall be voted as specified. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted "FOR" the approval of the Agreement and Plan of Reorganization and the Agreement of Merger. If any other business is presented at the meeting, this Proxy confers authority to and shall be voted in accordance with the recommendations of the Board of Directors. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by filing with the Corporate Secretary of the Company a duly executed proxy bearing a later date or an instrument revoking this Proxy, or by attending the meeting and electing to vote in person.


                              ______________________________________
                              (Please print your name)


                              ______________________________________
                              (Signature of Shareholder)

                              Dated:  __________________________, 1995


                              _______________________________________
                              (Please print your name)


                              _______________________________________
                              (Signature of Shareholder)

                              Dated:  __________________________, 1995

                              (Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full title. All joint owners should sign.)

                              I Do [_] I Do Not [_] expect to attend the meeting.

       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE


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